                                                                    EXHIBIT 10.1
STATE OF SOUTH CAROLINA    )
                           )                 SUBLEASE AGREEMENT
COUNTY OF SPARTANBURG      )

         This Sublease Agreement is made as of the 11th day of February 2002 by and between Johnson Development Associates, Inc., a South Carolina corporation herein referred to as "Sublessor" and ESA Services, Inc., hereinafter referred to as "Sublessee".

         Bell Hill, LLC is the successor in interest to Bell Hill Associates, hereinafter referred to as "Landlord". On January 30, 1990, Landlord did lease a portion of the third floor of the Bell Office Building 111 at 961 East Main Street, Spartanburg, SC to WJB Video Limited Partnership, as evidenced by copy of said lease which is attached hereto with four amendments as Exhibit "B" and made a part hereof and referenced hereafter as "Lease Agreement".

         Subsequently, WJB Video Limited Partnership through its affiliated company, Blockbuster Video, Inc. did reduce its presence in Bell Hill and is desirous of subleasing all of the space that it occupied on the third floor in accordance with the above referenced Lease Agreement. That space is hereafter defined as "Premises".

         A Sublease Agreement was entered into between WJB Video Limited Partnership and Johnson Development Associates, Inc. on August 30, 1996, hereinafter "JDA Sublease", wherein Johnson Development obligated itself to sublease all of the third floor not presently occupied by it. Such a sub-Sublease is anticipated under the provision of Section 5A of the Sublease Agreement.

         NOW, THEREFORE, Johnson Development Associates, Inc. as Sublessor and ESA Services, Inc. do hereby agree as follows:

         1. The Sublessor hereby subleases to Sublessee the Premises described in attached Exhibit "A" upon the conditions and terms set forth hereafter.

         2. The term of the sublease shall commence January 1, 2002 and shall continue in full force and effect until December 31, 2002. On that date, the Sublease Agreement between the parties hereto shall continue in full force and effect month to month until notice is given by Sublessee to Sublessor of its intention to vacate. Said notice must be given 60 days before vacating.

         3. (a) Sublessee shall pay to Sublessor a base monthly rent calculated by multiplying $9.55 per rentable square foot of the Premises. Said amount is set forth in attached Schedule A. In addition to the base monthly rent, Sublessee shall pay, as additional rent, its prorata share of any and all common area charges as defined under the Lease Agreement. Such amount shall be paid monthly.

            (b) It is understood that this sublease is a triple net sublease and that Sublessee's prorata share of any and all cost that would be payable by Johnson Development Associates, Inc. as Sublessor and/or WJB Video Limited Partnership shall be borne by Sublessee as of the commencement date.

            (c) All rent, both base and the prorata contribution to CAM, shall be due and payable on or before the first day of each month in advance to Sublessor at the address stated below. Rent for any period less one month shall be apportioned based on the number of days in that month.

            (d) In the event of late payment, Sublessor shall be entitled to a late charge of 10% of the amount of the monthly rent if not received by Sublessor on or before the fifth day of each month.

         4. Sublessee shall use the Premises solely for general office use and for no other purpose.

         5. Sublessee shall not, by operation of law or otherwise, transfer, sign, sublet, enter into license agreement, change ownership, mortgage or hypothecate this sublease or Sublessee's interest in the Premises without first procuring the prior written consent of Bell Hill, LLC, WJB Video Limited Partnership and Johnson Development Associates, Inc. The attempted transfer, assignment, etc. without such permission shall be void and shall confer no rights upon any third person. In the event of a permitted sublease or assignment, the Sublessee shall not be relieved from any covenant or obligation for the balance of the sublease term. Acceptance of rent by Sublessor from any third party or entity shall not be deemed a waiver by Sublessor of any provision hereof. Sublessee agrees to reimburse Sublessor for any actual and reasonable fees incurred in conjunction with the processing and documentation of any such transfer, assignment, subletting, licensing, changing ownership, mortgage or hypothecation of this sublease.

         6. Sublessee agrees to take the Premises in "as is" condition. Sublessee has inspected and is fully familiar with the condition of the Premises and Sublessee's taking possession shall constitute acknowledgment that the Premises are in good condition and without need of repair. Sublessor makes no representations or warranties with regard to any equipment or fixtures.

         7. Sublessee agrees to be bound by the terms of Paragraph 9, 10, 11, 12, 13, 14, 15, 16 of the JDA Sublease. Further, it makes the covenants and representations stated in Paragraph 17, 20, 24 of the JDA Sublease.

         8. The default provisions of Paragraph 18 and 19 of the Lease Agreement shall be in full force and effect.

         9. All notices provided for under this Sublease Agreement, under the JDA Sublease, and the original Lease Agreement shall be in writing and sent by Personal Delivery, Express Courier Service or by Registered or Certified Mail, Return Receipt Requested to:

                            Johnson Development Associates, Inc.
                            P.O. Box 3524
                            961 East Main Street
                            Spartanburg, SC  29304
                            Attn:  A. Foster Chapman

         and to

                                    WJB Video, LP
                                    c/o Viacom Realty Corporation
                                    1515 Broadway
                                    New York, NY  10036-5794
                                    Attn:  Mr. David H. Williamson

         and a copy to:

                                    Viacom, Inc.
                                    1515 Broadway
                                    New York, NY  10036-5794
                                    Attn:  General Counsel

         as to Sublessee:

                                    ESA Services, Inc.
                                    961 East Main Street
                                    Spartanburg, SC  29302

         with a copy to:

                                    ESA Services, Inc.
                                    Attn:  Development/Legal
                                    101 N. Pine Street
                                    Suite 200
                                    Spartanburg, SC  29302

         10. All of the terms and conditions of the referenced and attached documents are fully incorporated herein except as may be expounded upon herein and the parties shall be bound to such previous documents.

         11. In the case any one or more of the provisions contained in this Sublease shall for any reason be held invalid, illegal, or unenforceable, such unenforceability shall not effect any other provision of this Sublease Agreement. This Sublease shall be construed as if such provision had not been contained herein.

         12. Sublessee represents and warrants that this Sublease has been duly authorized and the party signing on behalf of Sublessee is so authorized to execute this Sublease.

         13. Sublease may not be modified or amended except by written agreement signed by the parties hereto.

         14. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one in the same instrument.

         In witness whereof, the parties have hereunto set their hands and seals on the date and year first stated above.

                                    SUBLESSOR

                                    Johnson Development Associates, Inc.


                                    By:  /s/ A. Foster Chapman
                                       -----------------------------------------
                                         A. Foster Chapman, President

                                    SUBLESSEE

                                    ESA Services, Inc.

                                    By:    /s/ Piero Bussani
                                       -----------------------------------------
                                         Piero Bussani, Vice President

This Sublease Agreement is hereby consented to by:

BELL HILL LLC


By:  /s/ George Dean Johnson, Jr.
   ----------------------------------------------
     George Dean Johnson, Jr., President

                                  SCHEDULE "A"

                                  RENTAL AMOUNT


Rent Calculations:
-----------------

Base                             Square       Common           Adjusted            *Rent/        *Total Annual
Rent                              Foot        Area Factor      Rentable Area       Sq. Ft.        Rental Amount
----                              ----        -----------      -------------       -------       ------  ------
American Storage                    3,291          1.1642             3831             9.55 =           36,586
Extended Stay                       3,661          1.1642             4262             9.55 =           40,702
ESA (GDJ, Jr.)                    1,300.5          1.1642             1514             9.55 =           14,459
Johnson Dev.                      5,100.5          1.1642             5938             9.55 =           56,708
                                ---------                            -----                            --------
                                 13,353                              5,545                             148,455

                  *Does not include CAM charges


Rent Estimate with CAM Contribution:
-----------------------------------
                               Adjusted                                  CAM
                            Rentable Area                                Est. Per Sq. Ft.           CAM
                            -------------                                ---------------            ---
American Storage                  3,831                      x               6.30                 24,135
Extended Stay                     4,262                      x               6.30                 26,851
ESA (GDJ, Jr.)                    1,514                      x               6.30                  9,538
Johnson Dev.                      5,938                      x               6.30                 37,409


Rental Obligation:
-----------------
                            Base Rental
                            -----------                                      CAM
                                                                         Contribution          Total            Monthly
                                                                         ------------          -----            -------
American Storage                 36,586                      +              24,135             60,721                5,060
Extended Stay                    40,702                      +              26,851             67,553                5,630
ESA (GDJ, Jr.)                   14,459                      +               9,538             23,997                2,000
Johnson Dev.                     56,708                      +              37,409             94,117                7,843
                                                                                                                   -------

                                                                        Monthly Total:                              20,533


Rental Obligation After Application of Blockbuster Credit of $2,833.33/Month:
----------------------------------------------------------------------------
                                                                                                             Adjusted
                                                        %                Credit            Monthly          Obligation
                                                        -                ------            -------          ----------
American Storage                  5,060                24.64              - 698              5,060             4,362
Extended Stay                     5,630                27.42              - 777              5,630             4,853
ESA (GDJ, Jr.)                    2,000                 9.741             - 276              2,000             1,724
Johnson Dev.                      7,843                38.2              -1,082              7,843             6,761
                                -------              --------                                                 ------
                                 20,533               100.00                                                  17,700